UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2022

Inspired Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West 57th Street, Suite 415 New York, New York	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 565-3861

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	INSE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2022, Inspired Entertainment, Inc. (the “Company”) appointed Andrew Stone as Interim Principal Financial and Accounting Officer, with such appointment effective immediately. This appointment was made in consideration of the Company’s current Chief Financial Officer and Principal Accounting Officer, Stewart Baker, taking a temporary medical leave of absence. Mr. Baker’s leave of absence is expected to end during March 2022, and, at that time, the Company expects that he will return to his position as Chief Financial Officer, and as the Company’s Principal Financial and Accounting Officer.

Mr. Stone, age 44, has been the Company’s Director of Finance and Business Services since April 2017. Prior to joining the Company, Mr. Stone previously served as Group Chief Finance and Operations Officer at Exel Technology Group from April 2012 to April 2017. From 2006 to 2012, Mr. Stone worked at Deloitte LLP as Senior Manager in their audit practice and prior to that he spent 13 years in practice with two Top 10 Accounting firms in the UK. Mr. Stone is FMAAT and FCCA qualified.

Lorne Weil, the Company’s Executive Chair, stated “Given Andrew’s longstanding service to the Company, the Board has complete confidence in Andrew’s ability to lead the finance team during this interim period. We look forward to Stewart’s speedy return to good health and the resumption of his active role with the Company.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 28, 2022	Inspired Entertainment, Inc.

	By:	/s/ Carys Damon
	Name:	Carys Damon
	Title:	General Counsel